Exhibit 10.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 8, 2024, among the new guarantors named in the signature pages hereto (the “Guarantors”), Kronos International, Inc., a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture dated as of February 12, 2024 (the “Base Indenture”), as heretofore supplemented by the First Supplemental Indenture, dated as of July 30, 2024 (“First Supplemental Indenture”), among the Issuer, the guarantors party thereto, the Trustee, Deutsche Bank Trust Company Americas, as paying agent, and Deutsche Bank Trust Company Americas, as registrar (the Base Indenture as supplemented by the First Supplemental Indenture, and as amended, supplemented or otherwise modified, the “Indenture”).

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee the Indenture, providing initially for the issuance of €276,174,000 aggregate principal amount of 9.50% Senior Secured Notes due 2029 (the “Initial Notes”), and the issuance of €75,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2029 (the “Additional Notes” and collectively with the Initial Notes, the “Notes”);

WHEREAS Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Guarantee.  The Guarantors hereby, jointly and severally with all existing Guarantors (if any), irrevocably and unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

138005002v.2

3.Releases.  A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.03 of the Indenture.

4.Notices.  All notices or other communications to the Guarantors shall be given as provided in Section 13.01 of the Indenture.

5.Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.No Recourse Against Others.  No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in Parent or its Subsidiaries shall have any liability for any obligations of the Issuer and the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

7.Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

8.Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

9.Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

10.The Trustee.  The Trustee makes no representation as to, and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guarantors.

11.Successors.  All agreements of the Guarantors in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in the Indenture shall bind its successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LOUISIANA PIGMENT COMPANY, L.P.

By:	/s/ Tim C. Hafer
Name:	Tim C. Hafer
Title:	Executive Vice President and Chief Financial Officer

KRONOS LPC, LLC

By:	/s/ Tim C. Hafer
Name:	Tim C. Hafer
Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Collateral Agent

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

ISSUER

KRONOS INTERNATIONAL, INC.

By:	/s/ Tim C. Hafer
Name:	Tim C. Hafer
Title:	Executive Vice President and Chief Financial Officer

[Signature Page of Second Supplemental Indenture (2024 Indenture)]